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                                                                     EXHIBIT 3.3

                              CERTIFICATE OF TRUST

                                       OF

                                 PMC CAPITAL I


     THIS CERTIFICATE OF TRUST of PMC Capital I (the "Trust"), dated September 15, 1998, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code
Section 3801, et seq.).

     1.  Name.  The name of business trust being formed hereby is PMC Capital I.

     2. Delaware Trustee. The name and business address of the Trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                    THE BANK OF NEW YORK (DELAWARE),
                                    not in its individual capacity but
                                    solely as trustee of the Trust


                                    By:  /s/ Mary Jane Morrissey
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                                    Name:    Mary Jane Morrissey
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                                    Title:   Authorized Signatory
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